EXHIBIT 3.1a
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                               State of Delaware

                        Office of the Secretary of State
                        ________________________________



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWAE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HARTLAND INVESTMENTS INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MAY, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNT RECORDER OF DEEDS.












                                             ___________________________________
                                             Edward J. Freel, Secretary of State

                     [SEAL OMITTED]          AUTHENTIFICATION:

                                                         DATE:

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION


|X| First: That a meeting of the Board of Directors of Hartland Investments, Inc. on October 18, 2002 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number 1st (first) so that, as amended, said Article shall read as follows:

         The name of the corporation shall be: G2 Companies, Inc.

|X| Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
|X| Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
|X| Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.



                                            BY:_________________________________
                                                     (Authorized Officer)


                                            NAME:_______________________________